August 28, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated June 30, 2007, of the ProFunds Trust and are in agreement with the statements concerning our Firm in such Form N-SAR.

/s/Ernst + Young LLP